Stock Purchase Agreement

This Stock Purchase Agreement is entered into this 10th day of October, 2006.

Whereas, James Brewer under the Option to Purchase Agreement dated December 24, 2004, between PTS, Inc. and James Brewer, has the option to purchase from PTS, Inc. all of the outstanding shares of common stock and series A preferred stock held by PTS, Inc., and

Whereas, James Brewer has by his letter dated October 8, 2006 elected to exercise that option, and

Whereas, PTS, Inc, transferred all of its common and preferred stock to PTS Card Solutions, Inc., and

Whereas, the agreed amounts owed to PTS, Inc. under the Option Agreement have not been paid, and

Whereas, James Brewer and PTS, Inc. have agreed to settle the agreed amounts owed to PTS, Inc. by execution of a Convertible Note as attached hereto.

It is Agreed between Brewer, PTS, Inc., and PTS Card Solutions, Inc. that PTS Card Solution, Inc. hereby assigns all of the interests in Global Links Card Services, Inc. consisting of 50,000,000 shares of Common stock, and 5,000,000 shares of Series A Preferred Stock to James Brewer in exchange for the Convertible Note in the amount of $349,000 attached hereto as Exhibit A.

Agreed this 10th Day of October, 2006.

PTS, Inc. By: /s/Peter Chin	By:/s/James Brewer
Peter Chin, President	James Brewer

PTS Card Solutions, Inc. By: /s/James Brewer James G. Brewer, President

Exhibit A

CONVERTIBLE NOTE PAYABLE

For Value Received, Global Links Card Services, Inc. (“Maker”) promises to pay to PTS, Inc. (“Payee”) or order, at its offices at 3355 Spring Mountain Rd. Suite 66, Las Vegas, NV 89102, the sum of Three Hundred Forty Nine Thousand Dollars ($349,000).

1.  Maker shall make payments hereunder to Payee in common stock of the Maker, or the Maker’s parent company if any, or at the discretion of the Maker, in lawful money of the United States in immediate available funds equal to four thousand dollars ($4,000) per month beginning January, 2007 thorough December, 2007, five thousand dollars ($5,000) per month beginning January, 2008, through December, 2008, six thousand dollars ($6,000) per month beginning January, 2009 through December, 2009, seven thousand dollars ($7,000) per month beginning January, 2010, through December, 2010, and eight thousand dollars ($8,000) per month beginning January, 2011 through December, 2011, with any remaining unpaid interest and principal, if any, due December 31, 2011.  If payment is made in common stock, the stock shall be valued at the lower of (i) 110% of the average Closing Bid Price of the shares of Common Stock for the three (3) trading days immediately preceding the date of the conversion request or (ii) 70% of the average of the three lowest Closing Bid Prices of the shares of common Stock for the twenty (20) trading days immediately preceding the date of conversion.  For purposes of this Agreement, the term “Closing Bid Price” means, for any security as of any date, the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. (“Bloomberg”) or, if applicable, the closing bid price of the Common Stock in the over-the-counter market in the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the “pinksheets” by the National Quotation Bureau, Inc.  “Trading Day” shall mean any day on which the Corporation’s Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

2.  Conversion of Note to Maker’s Common Stock.  For the purposes of this Conversion Option, the original date of the Purchase Option, December 24, 2004, shall apply.  At the option of the Payee and the concurrence of the Maker, any outstanding unpaid Note Balance and accumulated interest shall be convertible, from time to time, into such number of fully paid and nonassessable shares of the Maker’s Common Stock, or Common Stock of the Maker’s parent company if any, by the Conversion Price (as defined below) in effect at the time of conversion.  Each conversion request shall be less than 4.99% of the outstanding issued common stock of the corporation, and the total converted in any one calendar month shall not exceed 4.99% of the outstanding issued common stock of the corporation.  The Conversion Price shall be as shown in Paragraph 1 above.

3.  Interest Rate.  This Note shall bear interest at the rate of eight percent (8%) per annum to be calculated and included in the Note balance at the end of each calendar month beginning January 1, 2007.  Payments made on the Note and any conversions of amounts due into Common Stock shall be credited first to accumulated interest then to the principal balance of the Note.

4.  Maturity Date.  This Convertible Note shall mature on December 31, 2011, at which time all unpaid principal and accrued interest shall be due and payable.

5.  No Assignment.  This Note shall not be assignable by any party without the prior written consent of the other party, which consent shall be subject to such party’s sole, absolute and unfettered discretion.

6.  Brokerage.  The Maker and the Payee agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

7.  Attorney’s Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Note for enforcement of the covenants contained in this Note, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney’s fees and costs of court incurred by the other party that brings suit.

8.  Governing Law.  This Note shall be construed in accordance with the laws of Nevada, exclusive of conflict of law principles, and venue for any actions pertaining to this Agreement shall be exclusively in Clark County, Nevada.

9.  Entire Agreement.  This Note represents the entire understanding between the Parties with respect to the matters contained herein and may be amended only by an instrument in writing signed by the Parties.  There are no representations  or warranties, expressed or implied, other that those contained herein.

10.  Notice.  Any notice required or permitted hereunder shall be in writing and may be given by personal service or by depositing same in the United States mail, first class postage prepaid, to the address of the Party receiving notice as appears on the signature page of this Agreement or as changed through written notice to the other Party.

11.  Counterpart Signatures.  This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Note amends and supercedes any other agreements entered into, or contemplated between the Parties relating to that certain Option to Acquire agreement dated December 29, 2004 by and between James G. Brewer, PTS, Inc. and Global Links Card Services, Inc.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

Agreed to be effective this 10th day of  October, 2006.

Global Links Card Services, Inc.,	PTS, Inc.
(“Maker”)	("Payee")
/s/James G. Brewer_________ ___	/s/Peter Chin________________
Signature	Signature

James G. Brewer	Peter Chin
Printed Name	Printed name
President/CEO	President
Title	Title

3571 E. Sunset	3355 Spring Mountain Road
Street Address	Street Address

Las Vegas, Nevada 89120	Las Vegas, Nevada 89102
City State Zip	City State Zip